CytoSorbents Corporation , a critical care focused company using blood purification to treat life-threatening illnesses, today announced the appointment of Mr. Ronald Berger as Interim Chief Financial Officer. Mr. Berger replaces Mr. Thomas Bocchino, Chief Financial Officer, who has had to reduce the number of hours he can commit to the Company due to personal reasons, but will continue to assist the Company in a part-time capacity, as a permanent solution is sought. The change takes effect immediately.

Thomas Bocchino stated, "This is an exciting time for CytoSorbents and I am glad to have the ability to continue to work with the Company on a part-time basis."

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents, commented, "Ron and Tom have worked closely together for the past several months and make a good team. Ron has done an outstanding job as Interim CFO in the past, and we expect a smooth transition and continuation of the work we have set in place. We have the best wishes for Tom and look forward to continuing to work with him as we put the pieces together for our success."

Over more than 30 years, Mr. Berger has performed many roles in accounting and finance, including serving as Vice President of Finance and Administration of Quick Chek Corporation and Controller of Singer Supermarkets, a member of ShopRite Supermarkets. He is a certified public accountant experienced in treasury, finance and taxes. Mr. Berger has been Controller for the Company over the past nine years, previously served as Interim CFO, and has extensive experience in the public administration of the Company.

About CytoSorbents CorporationCytoSorbents Corporation is a critical care focused therapeutic device company using blood purification to treat life-threatening illnesses commonly seen in the intensive care unit such as sepsis and infection, influenza, severe lung injury, trauma, burn injury, and pancreatitis. Its purification technology is based upon biocompatible, highly porous polymer beads that can efficiently remove toxic substances from blood and other bodily fluids. The Company's flagship product CytoSorb((R)), a first-in-class extracorporeal cytokine filter compatible with standard hemodialysis machines, has achieved European Union CE Mark regulatory approval and is now being commercialized in Europe. The goal of the CytoSorb((R)) cytokine filter is to prevent or treat multiple organ failure, the leading cause of death in the intensive care unit, by reducing the excessive production of cytokines, or "cytokine storm", that could otherwise lead to deadly inflammation, organ injury, and death. Organ failure represents one of the most serious unmet medical needs in modern medicine, claiming millions of lives around the world, at a cost of hundreds of billions of dollars, each year. By actively addressing one of the most important underlying causes of organ failure, CytoSorb((R)) represents a potentially revolutionary advance in the treatment of critical illnesses.

CytoSorbents has been awarded contracts from both DARPA and the US Army, and continues to invest significantly in its research and development pipeline. One of its most advanced products under development is HemoDefend, a blood purification technology platform for the blood transfusion industry intended to reduce transfusion reactions and improve the safety of "old" blood by removing many substances, such as antibodies, free hemoglobin and inflammatory mediators that can cause potentially serious and sometimes fatal transfusion reactions. CytoSorb((R)) and HemoDefend are just two of a number of different polymers the Company has developed for various medical applications, including improved dialysis, reduction of post-surgical complications in cardiac surgery, treatment of inflammatory and autoimmune disorders, radio-imaging contrast removal in imaging and interventional radiology procedures, and the treatment of rhabdomyolysis, drug overdose, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com.

Forward-Looking Statements This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may differ materially from those expressed or implied by the statements herein. CytoSorbents Corporation and CytoSorbents, Inc believe that its primary risk factors include, but are not limited to: obtaining government approvals including required FDA and additional CE Mark approvals; ability to successfully develop commercial operations; dependence on key personnel; acceptance of the Company's medical devices in the marketplace; the outcome of potential litigation; compliance with governmental regulations; reliance on research and testing facilities of various universities and institutions; the ability to obtain adequate and timely financing in the future when needed; product liability risks; limited manufacturing experience; limited marketing, sales and distribution experience; market acceptance of the Company's products; competition; unexpected changes in technologies and technological advances; and other factors detailed in the Company's Form 10-K filed with the SEC on March 31, 2012, which is available at http://www.sec.gov.